Report of Independent Registered Public Accounting Firm
To the Shareholders and Board of Trustees of the
American Performance Funds:
In planning and performing our audits of the
financial statements of American Performance
Funds as of and for the year ended August 31, 2006,
in accordance with the standards of the Public Company
Accounting Oversight Board (United States), we
considered their internal control over financial
reporting, including control activities for
safeguarding securities, as a basis for designing
our auditing procedures for the purpose of
expressing our opinion on the financial statements
and to comply with the requirements of Form N-SAR,
but not for the purpose of expressing an opinion
on the effectiveness of American Performance
Funds internal control over financial reporting.
Accordingly, we express no such opinion.
The management of American Performance Funds
is responsible for establishing and maintaining
effective internal control over financial reporting.
In fulfilling this responsibility, estimates and
judgments by management are required to assess
the expected benefits and related costs of controls.
A companys internal control over financial
reporting is a process designed to provide
reasonable assurance regarding the reliability
of financial reporting and the preparation of
financial statements for external purposes
in accordance with U.S. generally accepted
accounting principles. Such internal control
includes policies and procedures that provide
reasonable assurance regarding prevention or
timely detection of unauthorized acquisition, use
or disposition of a companys assets that could have
a material effect on the financial statements.
Because of its inherent limitations, internal
control over financial reporting may not prevent
or detect misstatements. Also, projections of any
evaluation of effectiveness to future periods are
subject to the risk that controls may become
inadequate because of changes in conditions,
or that the degree of compliance with the policies
or procedures may deteriorate.
A control deficiency exists when the design or
operation of a control does not allow management
or employees, in the normal course of performing
their assigned functions, to prevent or detect
misstatements on a timely basis. A significant
deficiency is a control deficiency, or combination
of control deficiencies, that adversely affects the
companys ability to initiate, authorize, record,
process or report external financial data reliably
in accordance with U.S. generally accepted accounting
principles such that there is more than a remote
likelihood that a misstatement of the companys
annual or interim financial statements that is
more than inconsequential will not be
prevented or detected. A material weakness is a
significant deficiency, or combination of significant
deficiencies, that results in more than a remote
likelihood that a material misstatement of the
annual or interim financial statements will not
be prevented or detected.
Our consideration of American Performance Funds
internal control over financial reporting was for
the limited purpose described in the first paragraph
and would not necessarily disclose all deficiencies
in internal control that might be significant
deficiencies or material weaknesses under
standards established by the Public Company
Accounting Oversight Board (United States).
However, we noted no deficiencies in American
Performance Funds internal control over
financial reporting and their operation, including
controls for safeguarding securities that we
consider to be a material weakness as defined
above as of August 31, 2006.
This report is intended solely for the information
and use of management and the Board of Trustees
of American Performance Funds and the Securities
and Exchange Commission and is not intended to be
and should not be used by anyone other than these
specified parties.
/s/ KPMG LLP
Columbus, Ohio
November 7, 2006
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